Exhibit 10.3

LAURUS MASTER FUND, LTD.

c/o Laurus Capital Management, LLC

335 Madison Avenue

New York, New York 10017

June 19, 2007

StockerYale, Inc.

32 Hampshire Road

Salem, New Hampshire 03079

Attention: Chief Financial Officer

Re: Note Amendment Agreement

Gentlemen:

Reference is made to (a) the Secured Term Note (the “Note”) dated December 30, 2005 made by StockerYale, Inc. (the “Company”) in favor of Laurus Master Fund, Ltd. (“Laurus”); Capitalized terms used herein that are not defined shall have the meaning given to them in the Note.

The Company has requested that Laurus amend the Note and Laurus is willing to do so on the terms and conditions set forth below.

In consideration of Laurus’ agreement to provide additional financial accommodations to the Company and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that:

1. the maturity date “December 30, 2008” appearing in the preamble of the Note is amended and replaced with the maturity date “June 30, 2010”.

2. the monthly principal amount of “$121,212”, in the second line of Section 2.1 of the Note is amended and replaced with the monthly principal amount of “$60,000”;

3. Section 3.7 of the Note is amended by adding “(as defined in the Purchase Agreement)” after (a) the word “SEC” in the first line thereof, (b) the phrase “Principal Market” in the first line thereof and (c) the phrase “Common Stock” in the third line thereof;

4. Section 3.10 of the Note is amended by adding “(the “Security Agreement”)” at the end thereof;

5. Section 5.2 of the Note is amended by deleting the last sentence thereof;

6. Section 5.10 of the Note is amended and restated in its entirety to read as follows:

“Security Interest and Guarantee. The Holder has been granted a security interest in certain assets of the Company under (a) the Security Agreement, (b) the General Hypothecations of Movables, dated as of December 30, 2005 and June 28, 2006, respectively, each made by StockerYale Canada, Inc. (“S-Canada”) in favor of the Holder, (c) the Share Pledge Agreement dated as of July 17, 2006 between Lasiris Holdings, Inc. (“Lasiris”) and the Holder, (d) the Stock Pledge Agreement dated as of June 28, 2006 between the Borrower and the Holder and (e) the General Security Agreement dated as of July 17, 2006 between Lasiris and the Holder. The obligations of the Borrower under this Note are guaranteed by S-Canada and Lasiris pursuant to the Guaranties, dated as of December [30], 2005 and June 28, 2006 each made by S-Canada in favor of the Holder and the Guarantee dated as of June 28, 2006 made by Lasiris in favor of the Holder, respectively, which such Guaranties have been reaffirmed pursuant to a Reaffirmation and Ratification Agreement dated as of the date hereof made by the Company, S-Canada and Lasiris in favor of the Holder”;

Except as specifically amended and/or waived herein, the Note shall remain in full force and effect, and is hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Laurus, nor constitute a waiver of any provision of the Note.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

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This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Very truly yours,

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Its:	Director

CONSENTED AND AGREED TO:

STOCKERYALE, INC.

By:	/s/ Marianne Molleur
Its:	Senior Vice President and Chief Financial Officer

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